Exhibit 3.3

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CORRECTED CERTIFICATE OF “60 DEGREES PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON NINETEENTH DAY OF APRIL, A.D. 2023, AT 12:24 O`CLOCK P.M.

6829222 8100 SR# 20231519698	Authentication: 203172061 Date: 04-19-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CORRECTION TO

CERTIFICATE OF INCORPORATION OF

60 DEGREES PHARMACEUTICALS, INC.

60 Degrees Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.       The name of the Corporation is 60 Degrees Pharmaceuticals, Inc. The Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 1,2022.

2.       The Certificate of Incorporation requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3.       The inaccuracy or defect of the Certificate of Incorporation is the inadvertent exclusion of the last sentence in paragraph 12.

4.       The Certificate of Incorporation is corrected to read in its entirety as attached hereto as Exhibit A.

IN WITNESS WHEREOF, 60 Degrees Pharmaceuticals, Inc. has caused this Certificate of Correction to Certificate of Incorporation to be signed by Geoffrey Dow, a duly authorized officer of the Corporation, on April 17, 2023.

/s/ Geoffrey Dow
Geoffrey Dow
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 12:24 PM 04/19/2023 FILED 12:24 PM 04/19/2023 SR 20231519698 - File Number 6829222

EXHIBIT A

CERTIFICATE OF INCORPORATION OF 60 DEGREES

PHARMACEUTICALS, INC.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), certify as follows:

1.       The name of the corporation is 60 Degrees Pharmaceuticals, Inc. (the “Corporation”).

2.       The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

3.       The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.       The total number of shares of common stock which the Corporation is authorized to issue is 150,000,000, at a par value of $.0001 per share, and the total number of shares of preferred stock which the Corporation is authorized to issue is 1,000,000, at a par value of $.0001 per share.

5.       The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

6.       The name and mailing address of the incorporator of the Corporation are:

Name	Mailing Address

GEOFFREY S. DOW	1025 Connecticut Avenue, NW
Suite 1000
Washington, District of Columbia 20036

7.       Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

8.       To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

9.       The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 9 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

10.      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the By-laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

11.      The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the By-laws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right.

12.      Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This paragraph 12 does not apply to claims arising under United States federal securities laws.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 1st day of June, 2022.

Incorporator

By	/s/ GEOFFREY S. DOW
GEOFFREY S. DOW